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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (No. 33-74460, 33-95906, 33-99818 and 333-09157) on Form S-8 of NetManage,
Inc., of our report dated June 16, 1997, except for Note 10, as to which the date is July 8, 1997, with respect to the consolidated financial statements of Network Software Associates, Inc., insofar as they relate to the data included in the Form 8-K filed by NetManage, Inc. with the Security Exchange Commission.


                                       /s/ ERNST & YOUNG LLP


Orange County, California
October 13, 1997